EX-10.41
AMENDED AND RESTATED REVOLVING NOTE
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND/OR SUCH LAWS COVERING SUCH NOTE OR THE ISSUER HEREOF, OR SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE OR FOREIGN LAWS.
                                        New York, New York
U.S. $27,670,000.00    Dated: March 6, 2023
FOR VALUE RECEIVED, the undersigned KATAPULT SPV-1 LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of MIDTOWN MADISON MANAGEMENT LLC, a Delaware limited liability company (“Lender”), in its capacities as administrative, payment and collateral agent (in such capacities, the “Agent”), for the benefit of ATALAYA ASSET INCOME FUND V LP, a Delaware limited partnership (“Lender”), the unpaid principal amount at any time outstanding, which shall not exceed TWENTY-SEVEN MILLION SIX HUNDRED SEVENTY THOUSAND AND NO/100 DOLLARS ($27,670,000.00) (the “Loan”), with interest thereon and all other Obligations with respect to the Loan under that certain Loan and Security Agreement dated as of May 14, 2019, among Borrower, KATAPULT GROUP, INC., a Delaware corporation, Agent and the lenders from time to time party to said Loan and Security Agreement (collectively with the Lender, the “Lenders”) (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), in the manner set forth in the Loan and Security Agreement. Capitalized terms used but not defined herein shall have the meanings given them in the Loan and Security Agreement.
1.Interest Payments.
(a)Borrower hereby promises to pay interest as provided in the Loan and Security Agreement on the outstanding principal amount of the Loan from the date advanced by the Lenders to Borrower until such principal amount is irrevocably paid in full in the lawful currency of the United States of America (“Dollars”) in immediately available funds. Interest on the outstanding principal amount of the Loan shall be due and payable in accordance with the terms of the Loan and Security Agreement.
(b)Any payments of principal or interest or other amounts on or payments under this Amended and Restated Revolving Note (this “Note”) shall be paid to Agent only by wire transfer or certified funds on the date when due, without offset or counterclaim, in Dollars in immediately available funds as required in the Loan and Security Agreement. Notwithstanding and without limiting or being limited by any other provision of this Note, any payments or prepayments received upon termination or otherwise under this Note shall be credited and applied in such manner and order as set forth in the Loan and Security Agreement.
2.Principal Payment and Maturity. Unless earlier due and payable or accelerated under the Loan and Security Agreement, this Note shall mature, and the outstanding principal balance hereunder and other Obligations with respect to the Loan, shall become due and payable in full on the Maturity Date. Borrower promises to make all payments of principal as and when required under the Loan and Security Agreement.

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3.Default Rate. Notwithstanding any other provision of this Note, the Default Rate set forth in the Loan and Security Agreement shall apply to this Note as and when provided therein.
4.Loan and Security Agreement and Security Documents.
(a)This Note is referred to in, made pursuant to, and entitled to the benefits of the Loan and Security Agreement. The Loan and Security Agreement, among other things, (i) provides for the making of the Loan by the Lenders to Borrower in the cumulative Dollar amount set forth in the Loan and Security Agreement, (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified and (iii) contains provisions defining a Default, and any cure periods therefor, and an Event of Default and the rights and remedies of Agent and Lenders upon the occurrence of an Event of Default.
(b)This Note is a secured note, entitled to the benefits of and security interests granted in, among other things, the Loan and Security Agreement and the other Security Documents.
5.Prepayments. This Note may not be prepaid in whole or in part except as provided in the Loan and Security Agreement. No payment or prepayment of any amount shall entitle any Person to be subrogated to the rights of Agent or any Lender hereunder or under the Loan and Security Agreement unless and until the Obligations have been performed in full and paid irrevocably in full in cash and the Loan and Security Agreement has been terminated.
6.Payments Due on a Day other than a Business Day. If any payment to be made on or under this Note is stated to be due or becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.
7.Waivers. Borrower hereby waives demand, presentment, protest, notice of dishonor or non-payment, as well as all defenses with respect to this Note, the Loan and Security Agreement and any Obligation, notice of acceptance hereof, and all other demands and notices of any description, except such as are expressly provided for herein or in the Loan and Security Agreement. The pleading of any statute of limitations as a defense to any demand against Borrower hereunder is expressly waived by Borrower. No course of action or dealing, renewal, release or extension of this Note or any Loan Document or any rights hereunder or thereunder, release of any guarantor of all or any portion of the Obligations, or delay, failure or omission on Agent or any Lender’s part in enforcing this Note or any other Loan Document or in exercising or enforcing any right, remedy, option or power hereunder or under any other Loan Document shall affect the liability of Borrower or such guarantor of the Obligations or operate as a waiver of such or any other right, remedy, power or option or of any Default or Event of Default, nor shall any single or partial exercise of any right, remedy, option or power hereunder or under any other Loan Document affect the liability of Borrower or any guarantor of the Obligations or preclude any other or further exercise of such or any other right, remedy, power or option. No waiver of any one or more Defaults or Events of Default shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. Borrower hereby waives the right to assert that Borrower has not assigned and pledged to Agent or any Lender a valid and enforceable assignment of or Lien on any Collateral, subject to restrictions of Applicable Law and the terms of the Loan Documents, in any action or procedure brought by Agent or any Lender to obtain an order of court recognizing the assignment of, or Lien of Agent or the Lenders, or any of them, in and to, any Collateral. Notwithstanding any other provision of

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any Loan Document, Agent and the Lenders’ completion of the closing under the Loan and Security Agreement and/or the making of Advances shall not constitute a waiver of any breach of any representation or warranty under any Loan Document, and all of Agent and the Lenders’ claims and rights resulting from any such breach or misrepresentation are specifically reserved.
8.Exercise of Rights. Agent’s rights, powers, Liens, security interests and remedies hereunder shall be as provided in the Loan and Security Agreement.
9.Lawful Limits. This Note is expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Agent and the Lenders for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, the terms and provisions in respect thereof as set forth in the Loan and Security Agreement shall control.
10.Governing Law. This Note, pursuant to New York General Obligations Law Section 5-1401, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its choice of law provisions that would result in the application of the laws of a different jurisdiction.
11.Amendment and Restatement. This Note is executed and delivered by the Borrower to amend, renew, restate, replace and further evidence the indebtedness evidenced by that certain Promissory Note, dated September 28, 2020, executed by Borrower and payable to the order of Lender, in the original principal sum of $50,000,000 (the “Original Note”). This Note shall constitute a renewal, amendment, replacement and restatement of the Original Note. Except to the extent this Note reduces the amount of the Original Note, this Note does not extinguish the indebtedness, liabilities, or other Obligations of the Borrower arising under the Original Note and does not constitute a novation or payment of any part of the indebtedness, liabilities or other Obligations of the Borrower evidenced by the Original Note. The Borrower hereby agrees that the execution of this Note shall in no manner vitiate, impair or affect the liens and security interests created and evidenced by the Loan and Security Agreement or any of the Loan Documents in effect as of the date of the Original Note or created prior to the date hereof, and such liens and security interests shall not be and are not in any manner released or waived solely by execution of this Note.
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EX-10.41
KATAPULT SPV-1 LLC,
a Delaware limited liability company

By: /s/ Orlando Zayas
Name: Orlando Zayas
Title: Chief Executive Officer